UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2009

BLACKWATER MIDSTREAM CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-51403 (Commission File Number)	26-2590455 (IRS Employer Identification No.)

660 LaBauve Drive Westwego, LA (Address of Principal Executive Offices)		70094 (Zip Code)

(504) 340-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On April 22, 2009 the Board of Directors of Blackwater Midstream Corp. (the “Company”) adjourned the annual meeting of stockholders until Monday, May 4, 2009 at the Company’s offices at 660 LaBauve Drive; Westwego, LA 70094, at 9:00 a.m. local time. The record date for the annual meeting remains March 26, 2009. Stockholders who have previously sent in proxy cards or given instructions to brokers do not need to re-cast their votes.

IMPORTANT NOTICES

Blackwater Midstream Corp. and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the annual meeting of Blackwater’s shareholders.

Shareholders of Blackwater and other interested persons are advised to read Blackwater’s definitive proxy statement in connection with Blackwater’s solicitation of proxies for the annual meeting because this proxy statement contains important information.

The definitive proxy statement was mailed on or about April 7, 2009 to shareholders of record as of March 26, 2009. A supplement to the proxy statement was mailed on or about April 16, 2009 to shareholders of record as of March 26, 2009. Shareholders may also obtain a copy of the final proxy statement and/or the supplement to the proxy statement without charge from Blackwater. The definitive proxy statement and the supplement to the proxy statement may also be obtained without charge at the U.S. Securities and Exchange Commission’s internet site at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated April 22, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2009

BLACKWATER MIDSTREAM CORP. a Nevada corporation By: /s/ Donald St. Pierre Donald St. Pierre Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Press Release dated April 22, 2009